EXHIBIT  21.




                                SUBSIDIARIES


                             Percent    State or other jurisdiction of
          Name                Owned     Incorporation or organization
-------------------------    -------    ------------------------------

InfiNet Systems, LLC *         100%                Delaware

FTG Venture Corporation *      100%                Delaware

*   inactive at December 31, 2002.


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